COMMON STOCK                                                      COMMON STOCK
  Number                                                            Shares
LIC

                          LYNCH INTERACTIVE CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                       SEE REVERSE FOR CERTAIN DEFINITIONS
                                CUSIP 551146 10 3

         THIS CERTIFIES THAT



         is the owner of

                  FULLY PAID AND NON-ACCESSIBLE SHARES OF THE COMMON STOCK, $.0001 PAR VALUE PER SHARE OF

LYNCH INTERACTIVE CORPORATION, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Robert A. Hurwich                           /s/ Mario J. Gabelli
    Secretary                                   Chairman of the Board
    (Authorized Signature)                      (Authorized Signature)
                                    Corporate Seal of
                          Lynch Interactive Corporation
                                    Delaware
COUNTERSIGNED AND REGISTERED: CHASEMELLON SHAREHOLDER SERVICES,
L.L.C., TRANSFER AGENT AND REGISTRAR

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants
                  in common

UNIF GIFT MIN ACT -      Custodian
                                    (Cust)          (Minor)
                          under Uniform Gifts to Minors
                                    Act
                                     (State)

Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVE,                             hereby sell,
assign and transfer unto

Please insert social security or other
identifying number of assignee

(Please print or typewrite name and address, including zip code, of assignee)



                                                 Shares of the
Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:



                  Notice: The signature(s) to this Assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration of enlargement or any change whatever.

Signature(s) Guaranteed

By
The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.